                                                                   Exhibit 10.26

                        COVENANT NOT-TO-COMPETE AGREEMENT

          THIS COVENANT NOT-TO-COMPETE AGREEMENT, dated August 13, 1996, is made between Payco American Corporation, a Wisconsin corporation, with offices at 180 North Executive Drive, Brookfield, Wisconsin, 53005-6066, (the "Company"), and David S. Patterson, an individual residing in the State of Wisconsin (the "Employee").

                                 R E C I T A L S

          WHEREAS OSI Holdings Corp., Boxer Acquisition Corp. and the Company have entered into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), pursuant to which Boxer Acquisition Corp. will be merged with and into the Company;

          WHEREAS, the Employee has been and is presently in the employ of the Company;

          WHEREAS, the Employee possesses an intimate knowledge of the business and affairs of the Company and its policies, procedures, methods and personnel;

          WHEREAS, the Employee is willing to enter into the Employment Agreement dated as of the date hereof whereby the Company has secured the continued services and employment of the Employee on behalf of the Company;

          WHEREAS, in order to provide reasonable assurances and to induce the Company to enter into the Employment Agreement with Employee, the Company and Employee have agreed to enter into this Agreement for consideration called for hereby;

          NOW, THEREFORE, the parties hereto hereby agrees as follows:

          1. Covenant Not-to-Compete. (a) The Employee covenants and agrees that he will not:

          (i) for a period of one (1) year from the Effective Time (as defined in the Merger Agreement), within any jurisdiction or marketing area in which the

     Company or any of its Affiliates (as defined below) is doing business or is qualified to do business, directly or indirectly own, manage, operate, control, be employed by or participate in the ownership, management, operation or control of, or be connected in any manner with, any business of the type and character engaged in and competitive with that currently conducted by the Company or any of its Affiliates. For these purposes, ownership of securities of 5% or less of any class of securities of a public company shall not be considered to be competition with the Company or any of its Affiliates; or

          (ii) employ, solicit for employment or otherwise contract for the services of any employee of the Company or any of its Affiliates at the time of this Agreement, or who shall subsequently become an employee of the Company or any of its Affiliates.

          (b) For the purposes of this Section 1, the term "Affiliate" shall mean, with respect to the Company, any person or entity which, directly or indirectly, owns or is owned by, or is under common ownership with, the Company. The term "own" (including, with correlative meanings, "owned by" and "under common ownership with") shall mean the ownership of 50% or more of the voting securities (or their equivalent) of a particular entity.

          2. Effectiveness; Consideration for Covenant. This Agreement shall become effective at the Effective Time. In consideration for Employee's entering into the foregoing covenant, the Company will pay to the Employee $25,000 at the Effective Time.

          3. Severability. It is the desire and intent of the parties to this Agreement that the provisions of Section 1 shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If any particular provision or portion of Section 1 shall be adjudicated to be invalid or unenforceable,
Section 1 shall be deemed amended to delete therefrom such provision or portion adjudicated to be invalid or unenforceable, such amendment to apply only with respect to the operation of Section 1 in the particular jurisdiction in which such adjudication is made.

          4. General.

          (a) Governing Law; Jurisdiction. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of New York applicable to contracts executed and to be performed entirely within said State. Any judicial proceeding brought against any of the parties to this Agreement or any dispute arising out of this Agreement or any matter related hereto may be brought in the courts of the State of New York or in the United States District Court for the Southern District of New York, and, by execution and delivery of this Agreement, each of the parties to this Agreement accepts the jurisdiction of said courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. The foregoing consent to jurisdiction shall not be deemed to confer rights on any person other than the respective parties to this Agreement.

          (b) Assignability. Notwithstanding anything else in this Agreement to the contrary, the Company may assign this Agreement to and all rights hereunder shall inure to the benefit of any person, firm or corporation succeeding to all or substantially all of the business or assets of the Company by purchase, merger or consolidation.

          (c) Enforcement Costs. In the event that either the Company or the Employee initiates an action or claim to enforce any provision or term of this Agreement, the costs and expenses (including attorney's fees) of the prevailing party shall be paid by the other party, such party to be deemed to have prevailed if such action or claim is concluded pursuant to a court order or final judgment which is not subject to appeal, a settlement agreement or dismissal of the principle claims.

          (d) Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns.

          (e) Entire Agreement; Modification. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and may not be modified or amended in any way except in writing by the parties hereto.

          (f) Duration. This Agreement shall continue for so long as any obligations remain under this Agreement.

          (g) Survival. The covenants set forth in Section 1 of this Agreement shall survive and shall continue to be binding upon Employee as set forth in such Section. The existence of any claim or cause of action by Employee against Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by Company of any or all covenants.

          (h) Remedies. The parties recognize that the performance of the obligations under Section 1 of this Agreement by the Employee is special, unique and extraordinary in character, and that in the event of the breach by the Employee of the terms and conditions of Section 1 of this Agreement, the Company or any of its Affiliates shall be entitled to (a) institute and prosecute proceedings in any court of competent jurisdiction to enforce the specific performance hereof by the Employee or to enjoin the Employee from engaging in any activities prohibited hereunder or (b) pursue any other remedy available at law or in equity.

            IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have hereunto executed this Agreement the day and year first written above.

                                             PAYCO AMERICAN CORPORATION

                                             By: /s/ Dennis G. Punches
                                             --------------------------------
                                                Name: Dennis G. Punches
                                                Title: Chairman

                                             EMPLOYEE

                                              /s/ David S. Patterson
                                             --------------------------------
                                             David S. Patterson